Exhibit 99.1

SPX Reports Fourth Quarter and Full-Year 2018 Results

Q4 and Full-Year 2018 GAAP EPS of $0.88 and $1.75
Q4 and Full-Year 2018 Adjusted EPS* of $0.89 and $2.20
Introducing 2019 Full-Year Adjusted EPS* Guidance Range of $2.50-$2.65,
Excluding Amortization and Including Sabik Acquisition

CHARLOTTE, N.C., February 14, 2019 /Globe Newswire/ - SPX Corporation (NYSE:SPXC) today reported results for the fourth quarter and the year ended December 31, 2018.

Gene Lowe, President and CEO, remarked, “I am very pleased with our strong operational and financial performance during 2018. Our earnings increased substantially, driven by strong results in our HVAC and Detection & Measurement segments.”

Mr. Lowe continued, “We are off to a solid start in 2019, as we continue implementing positive changes to further enhance the performance of our businesses. Overall, our end markets remain healthy, and our 2019 guidance reflects our expectations for another year of significant growth in adjusted EPS. Our recent acquisition of Sabik, within our Detection & Measurement segment, further strengthens our strategic positioning in engineered, specialty lighting solutions. Additionally, our solid balance sheet and strong cash flow trends position us well to continue investing for sustainable double-digit earnings growth. Our company is the strongest it has been in years and I am very excited about our accomplishments, as well as the opportunities ahead of us for driving further growth and value creation.”

Fourth Quarter 2018 Overview:

For the fourth quarter of 2018, the company reported revenue of $445.0 million and operating income of $52.2 million, compared with revenue of $387.0 million and operating income of $5.9 million in the fourth quarter of 2017. Net income per share from continuing operations in the fourth quarter of 2018 was $0.88, compared with a net income per share of $1.35 in the fourth quarter of 2017.

SPX’s adjusted revenue* was $428.7 million and adjusted operating income* was $59.1 million, compared with adjusted revenue* of $379.3 million and adjusted operating income* of $38.9 million in the fourth quarter of 2017. Adjusted income per share* in the fourth quarter of 2018 was $0.89, compared with $0.59 in the fourth quarter of 2017.

Full-Year 2018 Overview:

For the full-year 2018, the company reported revenue of $1.5 billion and operating income of $107.6 million, compared with revenue of $1.4 billion and operating income of $59.9 million in 2017. Net income per share from continuing operations in 2018 was $1.75, compared with $1.91 in 2017.

SPX’s adjusted revenue* for 2018 was $1.4 billion and adjusted operating income* was $142.9 million, compared with adjusted revenue* of $1.3 billion and adjusted operating income* of $117.3 million in 2017. Adjusted income per share* in 2018 was $2.20, compared with $1.74 in 2017.

Exhibit 99.1

Fourth Quarter and Full-Year Financial Comparisons:
GAAP Results:

($ millions)	Q4 2018	Q4 2017	FY 2018	FY 2017
Revenue	$445.0	$387.0	$1,538.6	$1,425.8
Segment Income	70.9	24.5	178.5	124.9
Operating Income	52.2	5.9	107.6	59.9

Adjusted Results:

($ millions)	Q4 2018	Q4 2017	FY 2018	FY 2017
Adjusted Revenue*	$428.7	$379.3	$1,440.5	$1,332.0
Adjusted Segment Income*	74.2	57.1	203.3	181.7
Adjusted Operating Income*	59.1	38.9	142.9	117.3
* Non-GAAP financial measure. See attached schedules for reconciliation to most comparable GAAP financial measure.

Change in Segment Reporting Structure

During the fourth quarter of 2018, due, in part, to certain wind-down activities, and the related decline in volumes, at our South African and Heat Transfer operations, we concluded that these operating businesses are no longer economically similar to the other operating segments within our Engineered Solutions reportable segment. As such, the results of our South African and Heat Transfer operations are now being reported, for all periods presented, within an “All Other” category outside of our reportable segments.

HVAC

Revenue for Q4 2018 was $182.7 million, compared with $161.2 million in Q4 2017, an increase of 13.3%. Excluding a 0.6% unfavorable impact related to currency fluctuation, organic revenue* increased 13.9%, primarily reflecting a significant increase in sales of heating products and a solid increase in cooling product sales.

Segment income in Q4 2018 was $37.3 million, or 20.4% of revenue, compared with $26.6 million, or 16.5% of revenue in Q4 2017. Higher sales volumes of heating and cooling products drove an increase in segment income margin of approximately 390 basis points.

Full-year revenue increased to $582.1 million in 2018, from $511.0 million in 2017, due to increased sales of heating and cooling products. Segment income margin increased 100 basis points to 15.5% of revenue.

Detection & Measurement

Revenue in Q4 2018 was $96.4 million. Adjusted revenue* was $96.9 million. This compares with $75.3 million in Q4 2017, an increase of 28.7%, including a 0.9% unfavorable impact from currency fluctuations and a 31.9% increase from the acquisitions of Schonstedt and CUES. Organic revenue* decreased 2.3% largely due to the timing of project-related sales of our fare collection business.

Segment income was $24.7 million in Q4 2018. Adjusted segment income*, which excludes $0.9 million of charges associated with the excess fair value of inventory and backlog amortization for the CUES acquisition, was $25.6 million, or 26.4% of revenue. This compares with segment income of $18.4 million, or 24.4% of revenue, in Q4 2017. The 200 basis point increase in adjusted segment income margin* was driven primarily by a favorable project mix and operational performance compared with the prior year. For the fourth quarter of 2018, the impact on adjusted segment income* of intangible amortization expense associated with recent acquisitions was approximately $1.2 million, or 1.2% of revenue.

Full-year revenue was $320.9 million in 2018. Adjusted revenue* was $321.4 million, compared with $260.3 million in 2017, with the increase due to the recent acquisitions.

Full-year segment income was $72.4 million in 2018. Adjusted segment income*, which excludes $5.9 million of expenses associated with acquisitions, was $78.3 million, or 24.4% of revenue. This compares with segment income of $63.4 million, or 24.4% of revenue, in 2017. For the full year 2018, the impact on adjusted segment income* of intangible amortization expense associated with acquisitions was approximately $2.9 million, or 0.9% of adjusted revenue*.

Engineered Solutions

Revenue in Q4 2018 was $149.1 million, compared with $142.8 million in Q4 2017, an increase of 4.4%. The increase was driven primarily by higher volumes of process cooling products and modest revenue growth in our Transformers business. The adoption of accounting standard ASC 606** negatively affected revenue for the quarter by $6.0 million.

Segment income in Q4 2018 was $11.3 million, or 7.6% of revenue, compared with segment income of $12.1 million, or 8.5% of revenue in Q4 2017. The decline in segment income was driven primarily by our Transformers business, which experienced lower throughput, partially offset by better mix in process cooling.

Full-year revenue declined 4.2% to $537.0 million in 2018, from $560.7 million in 2017, due primarily to a decline in the sales of process cooling products. The adoption of accounting standard ASC 606** favorably affected revenue for the year by $14.2 million. Segment income was $35.0 million in 2018, or 6.5% of revenue, compared to segment income of $44.2 million, or 7.9% of revenue, in 2017, due primarily to a decline in profitability for the Transformers business associated with higher commodity costs and lower plant throughput.

All Other

All Other, which includes the South African and Heat Transfer operations, had revenue of $16.8 million in Q4 2018, compared with $7.7 million in Q4 2017. The increase was due primarily to a reduction in revenue of $23.4 million in Q4 2017 related to revisions to the expected revenue from the South African projects.

All Other incurred a loss in Q4 2018 of $2.4 million, compared with a loss of $32.6 million in Q4 2017. The decline in the loss was due primarily to a charge of $29.9 million in Q4 2017 related to the South African projects.

Full-year revenue increased 5.1% to $98.6 million in 2018, from $93.8 million in 2017, due primarily to a reduction in revenue of $36.9 million in 2017 related to the South African projects. The loss was $18.9 million in 2018, compared with a loss of $56.8 million in 2017, with the decline in the loss due primarily to charges of $52.8 million in 2017 related to the South African projects, partially offset by a $10.2 million gain on a contract settlement within the Heat Transfer business.

Financial Update:

As of December 31, 2018, SPX had total outstanding debt of $381.8 million and total cash of $68.8 million. During the full-year 2018, SPX generated net operating cash from continuing operations of $112.9 million, including net cash usage associated with South Africa of $24.0 million, which is net of a tax benefit. Capital expenditures for continuing operations for the full year 2018 were $12.4 million. Net leverage, as calculated under the company’s bank credit agreement was 1.7x, compared with 2.3x at the end of Q3 2018.

2019 Guidance:

SPX is targeting 2019 adjusted revenue* of approximately $1.50 billion with adjusted segment income margin* of approximately 15.0%, excluding amortization expense, and including the Sabik acquisition. Adjusted operating income margin* is expected to be approximately 11%. Adjusted earnings per share* is expected to be in a range of $2.50 to $2.65.

Segment performance, on a year-over-year basis, is expected to be as follows:

	Revenue	Segment Income Margin %
HVAC	In a range of $570-580 million	15.5-16%, or 25 basis point increase at midpoint vs 2018
Detection & Measurement	In a range of $385-395 million	23-24%, ex amortization
Engineered Solutions	In a range of $530-540 million	Approximately 8%, or 150 basis point increase vs 2018

Non-GAAP Presentation: To provide additional clarity to its operating results, the company discusses results and guidance that include “adjusted” non-GAAP financial measures. Adjusted results for the company exclude, among other items, the effect of the South African and Heat Transfer operations, categorized as “All Other” in the company’s segment reporting structure. The company reports separately on the results of the All Other category. The company anticipates reporting the results of businesses included in the “All Other” category as discontinued operations, as such time as they meet the accounting requirements for this treatment.

In addition to excluding the All Other category, other items adjusted out of segment income, operating income, and earnings per share consist of certain acquisition-related costs and a loss on sale of dry cooling in 2018, and non-service pension items and various other tax items in 2018 and 2017.

The non-GAAP measures referred to in this press release include “adjusted revenue,” “organic revenue increase (decrease),” “Adjusted operating income (loss),” ”Adjusted segment income (loss),” and “Adjusted earnings (loss) per share.”

Conference Call: SPX will host a conference call at 4:45 p.m. (EDT) today to discuss fourth quarter results and 2019 financial guidance. The call will be simultaneously webcast via the company's website at www.spx.com and the slide presentation will be available in the Investor Relations section of the site.

Conference call
Dial in: 877-341-7727
From outside the United States: +1 262-558-6098
Participant code: 2685005

A replay of the call will be available by telephone through Thursday, February 21st.

To listen to a replay of the call
Dial in: 855-859-2056
From outside the United States: +1 404-537-3406
Participant code: 2685005

Upcoming Investor Events:  Company management plans to be on the road during the first quarter of 2019 meeting with investors, including attending the Seaport Global Annual Transports & Industrials Conference in Coral Gables, FL on March 20th.

About SPX Corporation:  SPX Corporation is a supplier of highly engineered products and technologies, holding leadership positions in the HVAC, detection and measurement, and engineered solutions markets. Based in Charlotte, North Carolina, SPX Corporation had approximately $1.4 billion in annual revenue in 2018 and approximately 4,000 employees in 17 countries. SPX Corporation is listed on the New York Stock Exchange under the ticker symbol “SPXC.”  For more information, please visit www.spx.com.

*Non-GAAP financial measure. See attached schedules for reconciliation to most comparable GAAP financial measure.
**See attached schedule for the impact of the adoption of ASC 606 on SPX’s reported results.

Note: Our non-GAAP financial guidance excludes items, which would be included in our GAAP financial measures, that we do not consider indicative of our on-going performance; and are calculated in a manner consistent with the presentation of the similarly titled historical non-GAAP measures presented in this press release. These items include, but are not limited to, acquisition costs, costs associated with dispositions, the results of our South African operations, the results of our Heat Transfer business and potential non-cash income or expense items associated with changes in market interest rates and actuarial or other data related to our pension and postretirement plans, as the ultimate aggregate amounts associated with these items are out of our control and/or cannot be reasonably predicted. Accordingly, a reconciliation of our non-GAAP financial guidance to the nearest corresponding GAAP financial measures is not practicable.

Certain statements in this press release are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and are subject to the safe harbor created thereby. Please read these results in conjunction with the company’s documents filed with the Securities and Exchange Commission, including the company’s most recent annual reports on Form 10-K. These filings identify important risk factors and other uncertainties that could cause actual results to differ from those contained in the forward-looking statements. Actual results may differ materially from these statements. The words “believe,” “expect,” “anticipate,” “project” and similar expressions identify forward-looking statements. Although the company believes that the expectations reflected in its forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct. In addition, estimates of future operating results are based on the company’s current complement of businesses, which is subject to change.

Statements in this press release speak only as of the date of this press release, and SPX disclaims any responsibility to update or revise such statements.

SOURCE SPX Corporation.

Investor and Media Contacts:
Paul Clegg, VP, Investor Relations and Communications
Phone:  980-474-3806
E-mail: spx.investor@spx.com

Pat Uotila, Manager, Investor Relations
Phone:  980-474-3806
E-mail: spx.investor@spx.com

	Three months ended		Twelve months ended
	December 31, 2018	December 31, 2017	December 31, 2018	December 31, 2017
Revenues	$445.0	$387.0	$1,538.6	$1,425.8
Costs and expenses:
Cost of products sold	309.8	306.1	1,127.9	1,095.6
Selling, general and administrative	79.8	74.2	292.6	277.2
Intangible amortization	1.5	0.1	4.2	0.6
Special charges, net	1.7	0.7	6.3	2.7
Gain on contract settlement	—	—	—	10.2
Operating income	52.2	5.9	107.6	59.9

Other expense, net	(11.5)	(3.1)	(7.6)	(7.1)
Interest expense	(6.2)	(4.2)	(21.5)	(17.1)
Interest income	0.4	0.4	1.5	1.3
Loss on amendment/refinancing of senior credit agreement	(0.4)	(0.9)	(0.4)	(0.9)
Income (loss) from continuing operations before income taxes	34.5	(1.9)	79.6	36.1
Income tax (provision) benefit	4.8	61.9	(1.4)	47.9
Income from continuing operations	39.3	60.0	78.2	84.0

Income (loss) from discontinued operations, net of tax	—	—	—	—
Gain (loss) on disposition of discontinued operations, net of tax	(0.1)	(1.4)	3.0	5.3
Income (loss) from discontinued operations, net of tax	(0.1)	(1.4)	3.0	5.3

Net income	$39.2	$58.6	$81.2	$89.3

Basic income (loss) per share of common stock:
Income from continuing operations	$0.91	$1.41	$1.82	$1.98
Income (loss) from discontinued operations	(0.01)	(0.03)	0.07	0.13
Net income per share	$0.90	$1.38	$1.89	$2.11

Weighted-average number of common shares outstanding — basic	43.369	42.613	43.054	42.413

Diluted income (loss) per share of common stock:
Income from continuing operations	$0.88	$1.35	$1.75	$1.91
Income (loss) from discontinued operations	—	(0.03)	0.07	0.12
Net income per share	$0.88	$1.32	$1.82	$2.03

Weighted-average number of common shares outstanding — diluted	44.652	44.401	44.660	43.905

SPX CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited; in millions)

	December 31, 2018	December 31, 2017
ASSETS
Current assets:
Cash and equivalents	$68.8	$124.3
Accounts receivable, net	269.1	267.5
Contract assets	91.2	—
Inventories, net	128.8	143.0
Other current assets (includes income taxes receivable of $18.9 and $62.4 at December 31, 2018 and 2017, respectively)	40.5	97.7
Total current assets	598.4	632.5
Property, plant and equipment:
Land	19.4	15.8
Buildings and leasehold improvements	125.2	120.5
Machinery and equipment	334.1	330.4
	478.7	466.7
Accumulated depreciation	(294.5)	(280.1)
Property, plant and equipment, net	184.2	186.6
Goodwill	394.4	345.9
Intangibles, net	198.4	117.6
Other assets	657.7	706.9
Deferred income taxes	24.4	50.9
TOTAL ASSETS	$2,057.5	$2,040.4

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$153.6	$159.7
Contract liabilities	79.5	—
Accrued expenses	183.7	292.6
Income taxes payable	3.5	1.2
Short-term debt	31.9	7.0
Current maturities of long-term debt	18.0	0.5
Total current liabilities	470.2	461.0

Long-term debt	331.9	349.3
Deferred and other income taxes	23.2	29.6
Other long-term liabilities	817.3	885.8
Total long-term liabilities	1,172.4	1,264.7

Equity:
Common stock	0.5	0.5
Paid-in capital	1,295.4	1,309.8
Retained deficit	(650.1)	(742.3)
Accumulated other comprehensive income	244.9	250.1
Common stock in treasury	(475.8)	(503.4)
Total equity	414.9	314.7
TOTAL LIABILITIES AND EQUITY	$2,057.5	$2,040.4

SPX CORPORATION AND SUBSIDIARIES
RESULTS OF REPORTABLE SEGMENTS
(Unaudited; in millions)

	Three months ended				Twelve months ended
	December 31, 2018	December 31, 2017	Δ	%/bps	December 31, 2018	December 31, 2017	Δ	%/bps
HVAC reportable segment

Revenues	$182.7	$161.2	$21.5	13.3%	$582.1	$511.0	$71.1	13.9%
Gross profit	63.0	49.9	13.1		184.0	163.0	21.0
Selling, general and administrative expense	25.6	23.2	2.4		93.6	88.5	5.1
Intangible amortization expense	0.1	0.1	—		0.4	0.4	—
Income	$37.3	$26.6	$10.7	40.2%	$90.0	$74.1	$15.9	21.5%
as a percent of revenues	20.4%	16.5%		390 bps	15.5%	14.5%		100 bps

Detection & Measurement reportable segment

Revenues	$96.4	$75.3	$21.1	28.0%	$320.9	$260.3	$60.6	23.3%
Gross profit	47.4	33.4	14.0		145.4	119.5	25.9
Selling, general and administrative expense	21.3	15.0	6.3		69.3	56.0	13.3
Intangible amortization expense	1.4	—	1.4		3.7	0.1	3.6
Income	$24.7	$18.4	$6.3	34.2%	$72.4	$63.4	$9.0	14.2%
as a percent of revenues	25.6%	24.4%		120 bps	22.6%	24.4%		-180 bps

Engineered Solutions reportable segment

Revenues	$149.1	$142.8	$6.3	4.4%	$537.0	$560.7	$(23.7)	(4.2)%
Gross profit	24.4	25.5	(1.1)		85.3	96.1	(10.8)
Selling, general and administrative expense	13.1	13.4	(0.3)		50.3	51.9	(1.6)
Income	$11.3	$12.1	$(0.8)	(6.6)%	$35.0	$44.2	$(9.2)	(20.8)%
as a percent of revenues	7.6%	8.5%		-90 bps	6.5%	7.9%		-140 bps

All Other

Revenues	$16.8	$7.7	$9.1	118.2%	$98.6	$93.8	$4.8	5.1%
Gross profit (loss)	0.4	(27.9)	28.3		(4.0)	(48.4)	44.4
Selling, general and administrative expense	2.8	4.7	(1.9)		14.8	18.5	(3.7)
Intangible amortization expense	—	—	—		0.1	0.1	—
Gain on contract settlement	—	—	—		—	10.2	(10.2)
Loss	$(2.4)	$(32.6)	$30.2	(92.6)%	$(18.9)	$(56.8)	$37.9	(66.7)%
as a percent of revenues	(14.3)%	(423.4)%		-40910 bps	(19.2)%	(60.6)%		-4140 bps

Consolidated Revenues	$445.0	$387.0	$58.0	15.0%	$1,538.6	$1,425.8	$112.8	7.9%
Consolidated Segment Income	70.9	24.5	46.4	189.4%	178.5	124.9	53.6	42.9%
as a percent of revenues	15.9%	6.3%		960 bps	11.6%	8.8%		280 bps

Total segment income	$70.9	$24.5	$46.4		$178.5	$124.9	$53.6
Corporate expense	13.7	12.5	1.2		48.5	46.2	2.3
Pension and postretirement expense	—	—	—		—	0.3	(0.3)
Long-term incentive compensation expense	3.1	5.4	(2.3)		15.5	15.8	(0.3)
Special charges, net	1.7	0.7	1.0		6.3	2.7	3.6
Loss on sale of dry cooling business	0.2	—	0.2		0.6	—	0.6
Consolidated operating income	$52.2	$5.9	$46.3	784.7%	$107.6	$59.9	$47.7	79.6%
as a percent of revenues	11.7%	1.5%		1020 bps	7.0%	4.2%		280 bps

SPX CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited; in millions)

	Three months ended		Twelve months ended
	December 31, 2018	December 31, 2017	December 31, 2018	December 31, 2017
Cash flows from operating activities:
Net income	$39.2	$58.6	$81.2	$89.3
Less: Income (loss) from discontinued operations, net of tax	(0.1)	(1.4)	3.0	5.3
Income from continuing operations	39.3	60.0	78.2	84.0
Adjustments to reconcile income from continuing operations to net cash from operating activities:
Special charges, net	1.7	0.7	6.3	2.7
Loss on amendment/refinancing of senior credit agreement	0.4	0.9	0.4	0.9
Deferred and other income taxes	(6.9)	(20.3)	(0.3)	(21.0)
Depreciation and amortization	7.9	6.3	29.2	25.2
Pension and other employee benefits	8.6	6.6	13.7	14.9
Long-term incentive compensation	3.1	5.4	15.5	15.8
Other, net	0.8	1.8	2.3	4.7
Changes in operating assets and liabilities, net of effects from acquisitions and divestitures:
Accounts receivable and other assets	32.7	(84.6)	52.6	(103.5)
Inventories	11.3	21.7	5.1	4.5
Accounts payable, accrued expenses and other	0.2	59.9	(86.5)	28.3
Cash spending on restructuring actions	(1.2)	(1.6)	(3.6)	(3.0)
Net cash from continuing operations	97.9	56.8	112.9	53.5
Net cash used in discontinued operations	(0.6)	(0.5)	(2.3)	(6.6)
Net cash from operating activities	97.3	56.3	110.6	46.9

Cash flows used in investing activities:
Proceeds (expenditures) related to Company owned life insurance, net	(1.0)	(0.2)	(0.8)	0.7
(Increase) decrease in restricted cash	—	(0.3)	0.3	(0.3)
Business acquisitions and other investments, net of cash acquired	1.8	—	(180.8)	—
Proceeds from asset sales	—	—	9.5	—
Capital expenditures	(4.4)	(2.6)	(12.4)	(11.0)
Net cash used in continuing operations	(3.6)	(3.1)	(184.2)	(10.6)
Net cash from discontinued operations	—	—	3.6	—
Net cash used in investing activities	(3.6)	(3.1)	(180.6)	(10.6)

Cash flows from (used in) financing activities:
Borrowings under senior credit facilities	42.0	358.2	199.4	404.6
Repayments under senior credit facilities	(116.4)	(336.3)	(193.0)	(395.8)
Borrowings under trade receivables agreement	63.0	4.0	123.0	74.0
Repayments under trade receivables agreement	(67.0)	(35.0)	(100.0)	(74.0)
Net repayments under other financing arrangements	(2.8)	(2.3)	(4.8)	(10.1)
Minimum withholdings paid on behalf of employees for net share settlements, net of proceeds from the exercise of employee stock options and other	(4.8)	(0.2)	(7.8)	(1.3)
Financing fees paid	—	(3.6)	—	(3.6)
Net cash from (used in) continuing operations	(86.0)	(15.2)	16.8	(6.2)
Net cash from (used in) discontinued operations	—	—	—	—
Net cash from (used in) financing activities	(86.0)	(15.2)	16.8	(6.2)
Change in cash and equivalents due to changes in foreign currency exchange rates	(0.8)	(0.9)	(2.3)	(5.4)
Net change in cash and equivalents	6.9	37.1	(55.5)	24.7
Consolidated cash and equivalents, beginning of period	61.9	87.2	124.3	99.6
Consolidated cash and equivalents, end of period	$68.8	$124.3	$68.8	$124.3

SPX CORPORATION AND SUBSIDIARIES
CASH AND DEBT RECONCILIATION
(Unaudited; in millions)

Twelve months ended
December 31, 2018
Beginning cash and equivalents	$124.3
Cash from continuing operations	112.9
Capital expenditures	(12.4)
Expenditures related to company-owned life insurance policies, net	(0.8)
Decrease in restricted cash	0.3
Net proceeds from asset sales	9.5
Business acquisitions, net of cash acquired	(180.8)
Borrowings under senior credit facilities	199.4
Repayments under senior credit facilities	(193.0)
Borrowings under trade receivables agreement	123.0
Repayments under trade receivables agreement	(100.0)
Net repayments under other financing arrangements	(4.8)
Minimum withholdings paid on behalf of employees for net share settlements, net of proceeds from the exercise of employee stock options	(7.8)
Cash from discontinued operations	1.3
Change in cash due to changes in foreign currency exchange rates	(2.3)
Ending cash and equivalents	$68.8

	Debt at				Debt at
	December 31, 2017	Borrowings	Repayments	Other	December 31, 2018
Domestic revolving loan facility	$—	$199.4	$(193.0)	$—	$6.4
Term loan	350.0	—	—	—	350.0
Trade receivables financing arrangement	—	123.0	(100.0)	—	23.0
Other indebtedness	9.1	14.2	(19.0)	—	4.3
Less: Deferred financing costs associated with the Term loan	(2.3)	—	—	0.4	(1.9)
Totals	$356.8	$336.6	$(312.0)	$0.4	$381.8

SPX CORPORATION AND SUBSIDIARIES
NON-GAAP RECONCILIATION - ORGANIC REVENUE
HVAC AND DETECTION & MEASUREMENT SEGMENTS
(Unaudited)

	Three months ended December 31, 2018
	HVAC	Detection & Measurement

Net Revenue Growth	13.3%	28.7%	**

Exclude: Foreign Currency	(0.6)%	(0.9)%

Exclude: Acquisitions	—%	31.9%

Organic Revenue Growth (Decline)	13.9%	(2.3)%

** Represents revenue growth based on adjusted revenue. See separate summary for a reconciliation of U.S. GAAP revenue to adjusted revenue.

SPX CORPORATION AND SUBSIDIARIES
Impact of ASC 606 Adoption
(Unaudited; in millions)

	Three months ended December 31, 2018			Twelve months ended December 31, 2018
	Reported	Effect of ASC 606 Adoption (1)	Under Prior Revenue Recognition Guidance	Reported	Effect of ASC 606 Adoption (1)	Under Prior Revenue Recognition Guidance
Revenues	$445.0	$6.0	$451.0	$1,538.6	$(14.2)	$1,524.4
Net income	39.2	1.3	40.5	81.2	(1.5)	79.7

(1) Effect of ASC 606 adoption related solely to our Engineered Solutions reportable segment.

SPX CORPORATION AND SUBSIDIARIES
NON-GAAP RECONCILIATION - REVENUE AND SEGMENT INCOME
(Unaudited; in millions)

CONSOLIDATED SPX:	Three months ended		Twelve months ended
	December 31, 2018	December 31, 2017	December 31, 2018	December 31, 2017
Consolidated revenue	$445.0	$387.0	$1,538.6	$1,425.8

Exclude: "All Other" operating segments(1)	16.8	7.7	98.6	93.8

Acquisition accounting adjustment to acquired deferred revenue	(0.5)	—	(0.5)	—

Adjusted consolidated revenue	$428.7	$379.3	$1,440.5	$1,332.0

Total segment income	$70.9	$24.5	$178.5	$124.9

Exclude: "All Other" operating segments(1)	(2.4)	(32.6)	(18.9)	(56.8)

Exclude: One time acquisition related costs	(0.9)	—	(5.9)	—

Adjusted segment income	$74.2	$57.1	$203.3	$181.7
as a percent of adjusted revenues (2)	17.3%	15.1%	14.1%	13.6%

DETECTION & MEASUREMENT SEGMENT:
	Three months ended		Twelve months ended
	December 31, 2018	December 31, 2017	December 31, 2018	December 31, 2017
Detection & Measurement segment revenue	$96.4	$75.3	$320.9	$260.3

Acquisition accounting adjustment to acquired deferred revenue	(0.5)	—	(0.5)	—

Detection & Measurement adjusted segment revenue	$96.9	$75.3	$321.4	$260.3

Detection & Measurement segment income	$24.7	$18.4	$72.4	$63.4

Exclude: One time acquisition related costs (3)	(0.9)	—	(5.9)	—

Detection & Measurement adjusted segment income	$25.6	$18.4	$78.3	$63.4
as a percent of Detection & Measurement adjusted segment revenues (2)	26.4%	24.4%	24.4%	24.4%

(1) Represents the removal of the financial results of our South Africa and Heat Transfer businesses. Note: These businesses are now being reported as an "All Other" group of operating segments for U.S. GAAP purposes due to certain wind-down activities that are occurring within these businesses.

(2) See "Results of Reportable and Other Operating Segments" for applicable percentages based on GAAP results.

(3) Primarily represents additional "Cost of products sold" and "Intangibles amortization" recorded during the three and twelve months ended December 31, 2018 related to the step-up of inventory (to fair value) and customer backlog amortization, respectively, acquired in connection with the Cues and Schonstedt acquisitions.

SPX CORPORATION AND SUBSIDIARIES
NON-GAAP RECONCILIATION - OPERATING INCOME
(Unaudited; in millions)

	Three months ended		Twelve months ended
	December 31, 2018	December 31, 2017	December 31, 2018	December 31, 2017
Operating income	$52.2	$5.9	$107.6	$59.9

Exclude:
Aggregate losses of the South Africa and Heat Transfer businesses (1)	(3.1)	(33.0)	(23.2)	(57.4)

One time acquisition related costs (2)	(3.6)	—	(11.5)	—

Loss on sale of Dry Cooling	(0.2)	—	(0.6)	—

Adjusted operating income	$59.1	$38.9	$142.9	$117.3
as a percent of adjusted revenues (3)	13.8%	10.3%	9.9%	8.8%

(1) Represents the removal of the financial results of these businesses, inclusive of "special charges" of $1.0 and $0.7 during the three months ended December 31, 2018 and 2017, respectively, and $5.0 and $1.5 during the twelve months ended December 31, 2018 and 2017, respectively.

(2) Represents charges for the Cues acquisition during the three months ended December 31, 2018 associated with inventory step-up of $0.2, backlog amortization of $0.2, and integration and transaction costs of $3.2, and charges during the twelve months ended December 31, 2018 associated with the Cues acquisition (inventory step-up of $4.3, backlog amortization of $0.8, and integration and transaction costs of $5.4) and Schonstedt acquisition (inventory step-up of $0.3 and transaction-related fees of $0.7).

(3) See "Results of Reportable and Other Operating Segments" for applicable percentages based on GAAP results.

SPX CORPORATION AND SUBSIDIARIES
NON-GAAP RECONCILIATION - EARNINGS PER SHARE
Three Months Ended December 31, 2018
(Unaudited; in millions, except per share values)

	GAAP	Adjustments	Adjusted
Segment income (1)	$70.9	$3.3	$74.2
Corporate expense (2)	(13.7)	2.4	(11.3)
Long-term incentive compensation expense	(3.1)	—	(3.1)
Special charges, net (3)	(1.7)	1.0	(0.7)
Loss on sale of dry cooling	(0.2)	0.2	—
Operating income	52.2	6.9	59.1

Other expense, net (4)	(11.5)	7.3	(4.2)
Interest expense, net	(5.8)	—	(5.8)
Loss on amendment/refinancing of senior credit agreement (5)	(0.4)	0.4	—
Income from continuing operations before income taxes	34.5	14.6	49.1
Income tax (provision) benefit (6)	4.8	(14.2)	(9.4)
Income from continuing operations	39.3	0.4	39.7

Dilutive shares outstanding	44.652		44.652

Earnings per share from continuing operations	$0.88		$0.89

(1) Adjustment represents the removal of operating losses associated with the South Africa and Heat Transfer businesses, and the inventory step-up charge and backlog amortization related to the Cues acquisition.

(2) Adjustment represents the removal of acquisition related expenses incurred during the period and corporate costs allocated to Heat Transfer that will remain post wind-down.

(3) Adjustment represents removal of restructuring charges associated with the South Africa and Heat Transfer businesses.

(4) Adjustment represents the removal of non-service pension and postretirement items and removal of foreign currency losses associated with the South Africa and Heat Transfer businesses.

(5) Adjustment represents the removal of a non-cash charge associated with an amendment to our senior credit agreement.

(6) Adjustment represents the tax impact of items (1) through (5) above and the removal of certain income tax benefits that are considered non-recurring.

SPX CORPORATION AND SUBSIDIARIES
NON-GAAP RECONCILIATION - EARNINGS PER SHARE
Twelve Months Ended December 31, 2018
(Unaudited; in millions, except per share values)

	GAAP	Adjustments	Adjusted
Segment income (1)	$178.5	$24.8	$203.3
Corporate expense (2)	(48.5)	4.9	(43.6)
Long-term incentive compensation expense	(15.5)	—	(15.5)
Special charges, net (3)	(6.3)	5.0	(1.3)
Loss on sale of dry cooling	(0.6)	0.6	—
Operating income	107.6	35.3	142.9

Other income (expense), net (4)	(7.6)	8.5	0.9
Interest expense, net	(20.0)	—	(20.0)
Loss on amendment/refinancing of senior credit agreement (5)	(0.4)	0.4	—
Income from continuing operations before income taxes	79.6	44.2	123.8
Income tax provision (6)	(1.4)	(24.0)	(25.4)
Income from continuing operations	78.2	20.2	98.4

Dilutive shares outstanding	44.660		44.660

Earnings per share from continuing operations	$1.75		$2.20

(1) Adjustment represents the removal of operating losses associated with the South Africa and Heat Transfer businesses, and the inventory step-up charge and backlog amortization related to the Cues and Schonstedt acquisitions.

(2) Adjustment represents the removal of acquisition related expenses incurred during the period partially offset by corporate costs allocated to Heat Transfer that will remain post wind-down.

(3) Adjustment represents removal of restructuring charges associated with the South Africa and Heat Transfer businesses.

(4) Adjustment represents the removal of non-service pension and postretirement items and removal of foreign currency losses associated with the South Africa and Heat Transfer businesses.

(5) Adjustment represents the removal of a non-cash charge associated with an amendment to our senior credit agreement.

(6) Adjustment represents the tax impact of items (1) through (5) above and the removal of certain income tax benefits that are considered non-recurring.

SPX CORPORATION AND SUBSIDIARIES
NON-GAAP RECONCILIATION - EARNINGS PER SHARE
Three Months Ended December 31, 2017
(Unaudited; in millions, except per share values)

	GAAP	Adjustments	Adjusted
Segment income (1)	$24.5	$32.6	$57.1
Corporate expense	(12.5)	(0.3)	(12.8)
Long-term incentive compensation expense	(5.4)	—	(5.4)
Special charges, net (2)	(0.7)	0.7	—
Operating income	5.9	33.0	38.9

Other expense, net (3)	(3.1)	2.9	(0.2)
Interest expense, net (4)	(3.8)	0.1	(3.7)
Loss on early extinguishment of debt (5)	(0.9)	0.9	—
Income (loss) from continuing operations before income taxes	(1.9)	36.9	35.0
Income tax (provision) benefit (6)	61.9	(70.6)	(8.7)
Income from continuing operations	60.0	(33.7)	26.3

Dilutive shares outstanding	44.401		44.401

Earnings per share from continuing operations	$1.35		$0.59

(1) Adjustment represents the removal of operating losses associated with the South Africa business and the operating income of the Heat Transfer business.

(2) Adjustment represents removal of restructuring charges associated with the South Africa and Heat Transfer businesses.

(3) Adjustment represents removal of a gain on interest rate swaps as these swaps, no longer qualified for hedge accounting in connection with an amendment to our senior credit agreement, foreign currency losses associated with the South Africa and Heat Transfer businesses, and non-service pension and post-retirement items.

(4) Adjustment relates to the removal of interest expense incurred in connection with borrowings under a line of credit in South Africa.

(5) Adjustment represents the removal of a non-cash charge associated with an amendment to our senior credit agreement.

(6) Adjustment represents the tax impact of items (1) through (6) above and the removal of certain income tax benefits that are considered non-recurring.

SPX CORPORATION AND SUBSIDIARIES
NON-GAAP RECONCILIATION - EARNINGS PER SHARE
Twelve Months Ended December 31, 2017
(Unaudited; in millions, except per share values)

	GAAP	Adjustments	Adjusted
Segment income (1)	$124.9	$56.8	$181.7
Corporate expense	(46.2)	(0.9)	(47.1)
Long-term incentive compensation expense	(15.8)	—	(15.8)
Pension service cost	(0.3)	—	(0.3)
Special charges, net (2)	(2.7)	1.5	(1.2)
Operating income	59.9	57.4	117.3

Other expense, net (3)	(7.1)	5.4	(1.7)
Interest expense, net (4)	(15.8)	0.6	(15.2)
Loss on amendment/refinancing of senior credit agreement (5)	(0.9)	0.9	—
Income from continuing operations before income taxes	36.1	64.3	100.4
Income tax provision (benefit) (6)	47.9	(72.0)	(24.1)
Income from continuing operations	84.0	(7.7)	76.3

Dilutive shares outstanding	43.905		43.905

Earnings per share from continuing operations	$1.91		$1.74

(1) Adjustment represents the removal of operating losses associated with the South Africa business and the operating income of the Heat Transfer business.

(2) Adjustment represents removal of restructuring charges associated with the South Africa and Heat Transfer businesses.

(3) Adjustment represents removal of a gain on interest rate swaps, as these swaps no longer qualified for hedge accounting in connection with an amendment to our senior credit agreement, foreign currency losses associated with the South Africa and Heat Transfer businesses, and the removal of non-service pension and postretirement items.

(4) Adjustment relates to the removal of interest expense incurred in connection with borrowings under a line of credit in South Africa.

(5) Adjustment represents the removal of a non-cash charge associated with an amendment to our senior credit agreement.

(6) Adjustment represents the tax impact of items (1) through (5) above and the removal of certain income tax benefits that are considered non-recurring.